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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            March 16, 2004

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code            (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
PowerPoint Slides
Press Release

Item 9. Regulation FD Disclosure.

     LodgeNet Entertainment Corporation today made a presentation regarding its operations and business to the 13th Annual Gaming, Lodging & Leisure Conference in New York, New York. The PowerPoint slide presentation used during LodgeNet’s presentation and the related press release are hereby furnished as Exhibits 99.1 and 99.2, respectively.

     The information in this Item 12 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION
Date: March 16, 2004	By:	/s/ Scott C. Petersen
Scott C. Petersen
	Its:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	PowerPoint Slides (furnished)

99.2	Press Release (furnished)